Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350

Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Amendment No. 1 to Quarterly Report of Herbalife Ltd., or the Company, on Form 10-Q/A for the fiscal quarter ended June 30, 2013 as filed with the U.S. Securities and Exchange Commission, or the SEC, on the date hereof, or the Report, and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Company certifies that:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ MICHAEL O. JOHNSON
Michael O. Johnson Chief Executive Officer

Dated: December 16, 2013

By:	/s/ JOHN G. DESIMONE
John G. DeSimone Chief Financial Officer

Dated: December 16, 2013

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.